Exhibit 5.2

e-mail:

gnhjones@applebyglobal.com

direct dial:
Genpact Limited	Tel +441 298 3245
Canon’s Court	Fax +441 298 3444
22 Victoria Street
Hamilton HM 12	client ref:

appleby ref:
GNHJ/1321386.8

15 March 2010

Dear Sirs

Genpact Limited (the “Company”) – Registration Statement on Form S 3

We have acted as Bermuda counsel to the Company, and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-3 (the “Registration Statement”), with respect to the issue by the Company , from time to time and in one or more offerings, of securities comprising Debt Securities, Commons Shares, Preference Shares, Depository Shares, Share Purchase Contracts, Share Purchase Units and Warrants, all as defined and more particularly described in the Registration Statement (together, the “Securities”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

ASSUMPTIONS

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents examined by us submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

Genpact Limited

15 March 2010

(b)	that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution, delivery or filing of the Registration Statement which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement , is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g)	that the records which were the subject of the Company Search weres complete and accurate at the time of such search and disclosed all information which is material for the purposes of these opinions and such information has not since the date of the Company Search been materially altered;

(h)	that the records that were the subject of the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of these opinions and such information has not since the date of the Litigation Search been materially altered;

(i)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no

Genpact Limited

15 March 2010

matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j)	that the Company has entered into its obligations under the Registration Statement, , in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit the Company;

(k)	that, when executed and delivered, the Registration Statement will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion;

(l)	that at the time of any sales of the Securities, Equity Securities, as defined in the Exchange Control Notice, of the Company will be listed on an “Appointed Stock Exchange” as defined by the Companies Act 1981;

(m)	that at the time of the issue by the Company of any Preference Shares, the Board of Directors of the Company will have duly authorised the creation of the Preferred Shares, validly assigned rights to them and duly and validly authorised their allotment;

(n)	that at the time of the issue of any Securities, the Company will have sufficient authorised and unissued share capital and will hold any relevant necessary permissions or directions of the Bermuda Monetary Authority, Registrar of Companies and Minister of Finance (as applicable) for such issue;

(o)	that any supplemental prospectus prepared in relation to the offer of the Securities, as contemplated by the Registration Statement will have been duly authorised by the Board of Directors of the Company and will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents; and

(p)	that any indentures prepared in relation to the offer and creation of Debt Securities, as contemplated by the Registration Statement, will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties therefore, enforceable in accordance with its terms, under the laws by which it is governed.

Genpact Limited

15 March 2010

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.

(2)	When duly authorised, allotted, issued and fully paid for pursuant to the terms of the Resolutions, and any other requisite resolutions of the Board of Directors in respect of the Preference Shares, and in accordance with the terms and conditions referred to or summarised in the Registration Statement and in any prospectus supplement issued pursuant to and as contemplated by the Registration Statement, the Common Shares and the Preference Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(3)	The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Securities to which it may become a party and to take all action as may be necessary to complete the transactions contemplated thereby.

(4)	General permission pursuant to the Exchange Control Act 1972 and the Exchange Control Regulations 1973 made thereunder for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident, where any Equities Securities, as defined in the Exchange Control Notice, as defined in the Schedule to this Opinion, are listed on an Appointed Stock Exchange, has been given by the Bermuda Monetary Authority by Notice to the Public published by the Bermuda Monetary Authority on 1 June 2005.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

Genpact Limited

15 March 2010

(b)	In order to issue these opinions we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(c)	In order to issue these opinions we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(d)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provisions in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he or she becomes a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, the Company.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent, except as may be required by law or regulatory authority.

We consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to us under the heading “Legal Matters” in the Registration Statement, as well as to the inclusion of this opinion in any Rule 462(b) registration statement on behalf of the Company, if any. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to being an expert within the meaning of the Securities Act.

Genpact Limited

15 March 2010

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby
APPLEBY

Genpact Limited

15 March 2010

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 15 March 2010 (the “Company Search”).

2.	The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 15 March 2010 (the “Litigation Search”).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 13 July 2007 for the Company (collectively referred to as the “Constitutional Documents”).

4.	Certified copy of the Minutes of the Meeting of the Board of Directors of the Company held on 15 March 2010 (the “Resolutions”).

5.	A certified copy of the “Foreign Exchange Letter”, dated 29 March 2007, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

6.	A certified copy of the “Tax Assurance”, dated 10 April 2007, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

7.	A copy of the notice to the public dated 1 June 2005, as issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973 (the “Exchange Control Notice”).

8.	An electronic copy of the final form of the Registration Statement dated 15 March 2010 excluding the documents incorporated by reference therein.